EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Registration Statements of Imation Corp. on Form S-8 (Registration Nos. 333-15273, 333-15275 and 333-15277) of our report dated February 14, 1997, on our audits of the consolidated financial statements of Imation Corp. and subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is incorporated by reference in this Annual Report on Form 10-K.


                                             /s/  Coopers & Lybrand L.L.P.



Minneapolis, Minnesota
March 31, 1997